SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2005 (August 12, 2005)

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF PRINCIPAL OFFICER

On August 15, 2005, the Company issued a press release announcing that effective August 12, 2005 the Company's Chief Financial Officer, Thomas E. Funk, resigned from his position as CFO of the Company.  Mr. Funk also resigned the same position with the Bank.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release dated August 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGE BANCSHARES, INC.

Date:  August 15, 2005

By:	/s/ Marion Layman
Marion Layman President and CEO

Exhibit 99.1

Exchange Bancshares, Inc. (OTC BB:  EBLO) - The Company's Chief Financial Officer, Thomas E. Funk, resigned from his position as CFO with the Company effective August 12, 2005.  Mr. Funk also resigned the same position with the Company’s wholly-owned subsidiary, The Exchange Bank.

Exchange Bancshares, Inc. is a publicly-held bank holding company based in Luckey, Ohio. Exchange's common stock is quoted on the OTC Bulletin Board under the symbol EBLO.  Exchange currently has 750,000 shares of common stock authorized and 586,644 shares outstanding.  Exchange's wholly-owned subsidiary, The Exchange Bank, offers a full range of financial services through its 5 offices in Lucas and Wood Counties.   Exchange’s website is www.theexchangebank.com.

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Exchange and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.